As filed with the Securities and Exchange Commission on March 10, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Q32 BIO INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3468154
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

830 Winter Street

Waltham, MA 02451

(781) 999-0232

(Address of Principal Executive Offices, Zip Code)

Q32 Bio Inc. 2024 Stock Option and Incentive Plan

Q32 Bio Inc. 2024 Employee Stock Purchase Plan

(Full title of the plan)

Jodie Morrison

Chief Executive Officer

Q32 Bio Inc.

830 Winter Street

Waltham, MA 02451

(781) 999-0232

(Name and address of agent for service; Telephone number, including area code, of agent for service)

Copies to:

Jacqueline Mercier, Esq.

Sarah Ashfaq, Esq.

Alicia M. Tschirhart, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Q32 Bio Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) to register 642,903 additional shares of its common stock, par value $0.0001 per share (the “Common Stock”), reserved for issuance under the Q32 Bio Inc. 2024 Stock Option and Incentive Plan (the “2024 Plan”) and 128,581 additional shares of its Common Stock, reserved for issuance under the Q32 Bio Inc. 2024 Employee Stock Purchase Plan (the “ESPP”), pursuant to the “evergreen” provision of each of the 2024 Plan and the ESPP. The number of shares of Common Stock reserved and available for issuance under the 2024 Plan is subject to an automatic annual increase on each January 1, beginning January 1, 2025, in an amount equal to the lesser of: (i) 5% of the outstanding shares on the immediately preceding December 31, or (ii) such lesser amount as determined by the Administrator (as defined in the 2024 Plan). The number of shares of Common Stock reserved and available for issuance under the ESPP is subject to an automatic annual increase by the lesser of (a) 241,677 shares of Common Stock, (b) one percent (1%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or (c) such lesser number of shares of Common Stock as determined by the Administrator (as defined in the ESPP). The additional shares are of the same class as other securities relating to the 2024 Plan and the ESPP for which the Registrant’s registration statements filed on Form S-8 with the Commission on May 31, 2024 (File No. 333-279877) and March 11, 2025 (File No. 333-285699) are effective.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the content of the Registrant’s Registration Statements on Form S-8 filed with the Commission on May 31, 2024 (File No. 333-279877) and March 11, 2025 (File No. 333-285699) relating to the 2024 Plan and the ESPP are hereby incorporated by reference in this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on April 3, 2018 (File No. 001-38433)).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company—reverse stock split and authorized share increase, dated March 25, 2024 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on March 27, 2024 (File No. 001-38433)).

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company—name change, dated March 25, 2024 (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on March 27, 2024 (File No. 001-38433)).

4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company—officer exculpation, dated June 16, 2025 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed June 17, 2025 (File No. 001-38433)).

4.5	Amended and Restated Bylaws, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 18, 2020 (File No. 001-38433)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Q32 Bio Inc. 2024 Stock Option and Incentive Plan, and form of award agreements thereunder (incorporated by reference to Exhibit 10.9 of the Registrant’s Form 8-K filed March 27, 2024 (File No. 001-38433)).

99.2	Q32 Bio Inc. 2024 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 of the Registrant’s Form 8-K filed March 27, 2024 (File No. 001-38433)).

107*	Filing Fee table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 10th day of March, 2026.

Q32 BIO INC.

By:	/s/ Jodie Morrison
Name: Jodie Morrison
Title: Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Jodie Morrison and Lee Kalowski, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Jodie Morrison Jodie Morrison	Chief Executive Officer and Director Principal Executive Officer	March 10, 2026

/s/ Lee Kalowski Lee Kalowski	Chief Financial Officer and President Principal Financial Officer and Principal Accounting Officer	March 10, 2026

/s/ David Grayzel David Grayzel	Director	March 10, 2026

/s/ Diyong Xu Diyong Xu	Director	March 10, 2026

/s/ Isaac Manke Isaac Manke	Director	March 10, 2026

/s/ Arthur Tzianabos Arthur Tzianabos	Director	March 10, 2026

/s/ Kathleen LaPorte Kathleen LaPorte	Director	March 10, 2026

/s/ Mary Thistle Mary Thistle	Director	March 10, 2026

/s/ Mark Iwicki Mark Iwicki	Director	March 10, 2026

/s/ Bill Lundberg Bill Lundberg	Director	March 10, 2026